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Exhibit 10.4 -- Agreements with Lloyds regarding Financing


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                                FUNDING AGREEMENT


         This Agreement is entered into this 22th day of October, 1999 by and between LLOYDS BAHAMAS SECURITIES, LTD. ("Lloyds") and SELECT MEDIA COMMUNICATIONS, INC., a New York corporation (the "Company"). The term the "Company" also includes any entity into which the Company is merged, which acquires or is acquired by the Company.


                                    RECITALS


         WHEREAS, the Company is seeking funding of $1,000,000 through sale of shares of common stock (the "Shares" of "Common Stock") for cash flow and operations purposes; and


         WHEREAS, the Company will undertake a 1 for 200 reverse stock split as a condition of this Agreement; and


         WHEREAS, Lloyds is willing to act as agent to procure such funds from its clients under the terms set forth below; and


         WHEREAS, Lloyds may also make arrangements with the Company's creditors and shareholders to attempt to settle any disputes between each shareholder and the Company,


         NOW, THEREFORE, in consideration of the mutual terms and conditions; set forth below, and intending to be legally bound, the parties hereto agree as follows:


Section 1         SALE OF SHARES; ISSUANCE OF SHARES


1.1. Subject to the terms of this Agreement, Lloyds, as agent, shall purchase 4,000,000 Shares from the Company on a post-split basis (the "Post-Split Shares") for the aggregate price of $1,000,000 (the "Purchase Price") in an offering exempt under Rule 504 of Regulation D, which the Company will use for operating capital and expenses.


1.2. Disbursal of Funds. Lloyds, as agent, will provide the Purchase Price to the Company as soon as the proper offering documents are available, with the first tranche of $200,000 to be disbursed as a note convertible into Post-Split Shares issued pursuant to the Rule 504 Offering upon the signing of this Agreement. All funding under this Agreement will be provided within 45 days of the signing of this Agreement.


1.3. Issuance of Shares. In consideration for Lloyds, as agent, entering into this Agreement, arranging for the funding and settling claims with creditors and shareholders, the Company will issue to Lloyds, or to its order, a total of 1,000,000 Post-Split Shares of Common Stock subject to restrictions under Rule 144 and as otherwise agreed between Lloyds and such persons.


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SECTION 2         CONDITIONS TO BE MET


2.1. Before Lloyds is obligated to provide any funding under this Agreement, the Company must take the following actions by Board of Directors ("Board") approval:


         2.1.1.   Approve this Agreement and all of its terms;
         2.1.2. A 1 for 200 reverse stock split effective as soon as practicable;
         2.1.3. Elect a sufficient number of new members of the Company's Board to give such new directors a majority of seats on the Board, with such new members to be named by Lloyds;
         2.1.4. Approve new agreements with the Company's key employees, as described on Exhibits A, B, C and D.


2.2. The Company's choice of legal counsel and independent accountant must be acceptable to Lloyds.


2.3. The Company may not issue additional Shares of Common Stock (except as provided in this Agreement) without the approval of the Board (including the Lloyds designees).


2.4.     All management salaries must be capped at $200,000.


2.5. The Board must approve all new hires with salaries of over $50,000 per year, and the hiring of any family members of current management.


2.6. All employees, officers, directors and affiliates must forgive in writing the repayment of any monies owed by the Company to them.


2.7.     The Board will name Joseph Tarsia as Co-Chairman.


2.8. The Company will enter into the agreement with Nationsmusic.com, Inc. ("Nationsmusic") whereby Nationsmusiic will be merged into the Company in exchange for 3,000,000 Post-Split Shares and John P. Serubo will be hired as executive producer of all Nationsmusic projects at a salary to be determined by the Company's Board of Directors.


2.9.     The Board must approve any expenditure over $15,000.


2.10. The Company may not seek other financing of any kind, or discuss the Company's financing or capitalization with any party, including, but not limited to, investment bankers, fundraisers, bankers or others, without the express written consent of Lloyds and Bryn Mawr Investment Group, Inc.


SECTION 3         USE OF PROCEEDS


3.1. The Company will use the proceeds of the funding for the Company's reasonable and ordinary


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         day-to-day expenses and to resolve the Company's outstanding liabilities.


3.2. Within ten days of signing, the Company will give Lloyds a detailed use of proceeds for the $1,000,000 funding. Within thirty (30) business days of the signing of this Agreement, the Company will provide Lloyds with a detailed budget approved by the Company's Board for the next twelve (12) months ("Budget"). The Budget will detail the uses of funds for operations.


3.3. The Company is a non-reporting company. Select Media will file the necessary documents and take all other steps necessary to become a reporting company under the Securities Exchange Act of 1934 at the request of Lloyds.


SECTION 4         REPRESENTATIONS AND WARRANTIES


4.1. The Company represents and warrants to Lloyds and its clients as follows:


         4.1.1 The Company has all necessary power to carry on its present business and has full right, power and authority to enter into this Agreement, make the agreements and representations herein, issue the Shares and otherwise perform and consummate the transactions contemplated by this Agreement. This Agreement does not, and the performance or observance by the Company of any of the matters and things herein provided will not constitute an event of default or event which with the lapse of time, the giving of notice or both would constitute an event of default under any other agreement to which the Company is a party or by which it is bound.
         4.1.2 None of the information or representations provided by the Company to Lloyds, whether in written, oral or electronic form, including the information provided in this Agreement, contained any misrepresentations of any material facts or omitted any material facts necessary to keep the information not misleading. None of the information the Company will provide in the future to Lloyds, whether in written, oral or electronic form, will contain any misrepresentations of any material facts or omit any material facts necessary to keep the information not misleading.
         4.1.3 The Company is a duly organized and validly existing corporation under the laws of the State of New York. The Company is duly qualified and in good standing in every jurisdiction in which any property owned, leased or operated by it or the nature of the business conducted by it, if any, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location. All of the Company's outstanding debt or equity securities were issued in full compliance with all applicable federal and state securities laws.
         4.1.4 Except as disclosed to Lloyds in writing on Schedule 4.1(d), the Company has duly reported, fully paid and discharged all federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and


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                  payable by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as have been incurred in the normal course of business of the Company. The Company has filed all tax returns of any kind required to be filed and has paid or accrued any taxes due. If such taxes have been accrued, the Company has sufficient funds segregated to pay such taxes.
         4.1.5 The Board has authorized the execution and performance of this Agreement and the issuance of the Shares. In addition, the Board has authorized the additional Board seats, with the new directors to be nominated by Lloyds, subject to the formal approval of the existing Board members, which approval shall not be unreasonably withheld.


SECTION 5         COVENANTS


5.1. From the date hereof and so long as any payment to Lloyds or its clients remains due or Lloyds or its clients own any equity securities of the Company, the Company covenants and agrees that:
         5.1.1. Preservation of Existence. The Company will preserve and keep in full force and effect its existence as a corporation under the laws of the State of New York and its qualification to do business in good standing in New York and will not amend or modify or permit the amendment or modification of its certificate of incorporation under which it is formed in any manner without the express written consent of Lloyds.
         5.1.2. Inspection of Records. The Company will permit Lloyds or its representatives at all reasonable times, and as often as Lloyds may reasonably request, to examine and copy all books and records and other papers relating to the organization or business of the Company.


Section 6         EVENTS OF DEFAULT


6.1. The following Events of Default will trigger immediate return of the amounts advanced to the Company up to the date of the Default and will cease any further obligations to make advances under this Agreement:
         6.1.1. Any material misrepresentation by the Company, its officers, directors, employees, consultants or affiliates to Lloyds.
         6.1.2. The final determination of any legal action against the Company or its management by any shareholder or creditor, or by any other party arising from any fraud or misrepresentation by the Company or its officers or directors.


SECTION 7         MISCELLANEOUS PROVISIONS


7.1. Notices. All communication regarding this Agreement shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail addressed, if to the Company at 666 Third Avenue, NY, NY 10017, Attention: Chief Executive Officer, or if to the Lloyds, at Saffrey Square, Suite 106, P.O. Box N-7474, Nassau, N.P., the Bahamas, Attention T. K. Kessler, Managing Director, or at such other address as shall be designated by any party hereto in writing to the other party delivered pursuant to this paragraph.


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7.2.     Default. Should either party hereto default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue therefrom, or in pursuing any remedy provided hereunder or by the statutes of any state.


7.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.


7.4. Holidays. If any obligation or act required to be performed hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of New York, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.


7.5. Computation of Time. The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.


7.6. Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.


7.7. No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there is and will be no oral representations that will be binding upon any of the parties hereto.


7.8. Rights are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.


7.9. Waiver. None of the provisions hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.


7.10. Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.


7.11. Further Action. The parties hereto agree to execute and deliver such additional documents and


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         to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.


7.12. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


7.13. Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all Shareholders have become signatories hereto.


7.14. For this Agreement to be effective, the Company must sign and return a signed copy by mail, courier or facsimile (215-790-0509) to Lloyds' attorney, Christopher P. Flannery, Esq., 200 South Broad Street, Sixth Floor, Philadelphia, 19102.


         IN WITNESS WHEREOF, the parties hereto executed the foregoing Funding Agreement as of the day and year first above written.



                                         LLOYDS BAHAMAS SECURITIES, LTD.



                                         By: /s/ T.K. KESSLER
                                             -----------------------------------
                                                T. K. Kessler, Managing Director



                                         SELECT MEDIA COMMUNICATIONS, INC.



                                         By: /s/ MITCH GUTKOWSKI
                                             -----------------------------------


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                          ADDENDUM TO FUNDING AGREEMENT



         This Addendum to the Funding Agreement between Select Media and Lloyds is made this 1st day of November, 1999. Unless otherwise noted, all terms capitalized in this Addendum have the same meaning as in the Funding Agreement.


         The parties hereby amend the Funding Agreement as follows:


                  1. In exchange for its initial $1,000,000 in funding, Lloyds or its designee will receive 4,500,000 New Shares.


                  2. Select will authorize a 1 for 300 reverse stock split for its Common Stock, effective as soon as practicable.


                  3. Select will arrange to renew its listing with Standard & Poors as soon as possible, at Select's sole expense.


                  4. Select will arrange to file a Form 10-SB Registration Statement, including audited financial statements as soon as possible, but Select will not file any documents without the consent of Lloyds.



         Except as specifically amended above, all other terms, conditions, representations and warranties found in the Funding Agreement remain in full force and effect.



         Executed this 1st day of November, 1999.



Select Media Communications, Inc.




By:  /S/ MITCH GUTKOWSKI
     -------------------------------



Lloyds Bahamas Securities, LTD




By:  /S/ T. K. KESSLER
     -------------------------------


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                                FUNDING AGREEMENT



         This Agreement, entered into this 15th day of January, 2000 by and between Lloyds Bahamas Securities, Ltd. (hereinafter "Lloyds") and Select Media Communications, Inc., a New York corporation (hereinafter the "Company").


                                    RECITALS


         WHEREAS, Company is seeking funding through sale shares of its Common Stock to investors for use in the business of Company; and


         WHEREAS, Lloyds has identified such investors (the "Investors") who are willing to invest sums in the Company under the terms set forth below;


         NOW, THEREFORE, in consideration of the mutual terms and conditions; set forth below, and intending to be legally bound, the parties hereto agree as follows:



SECTION 1         INVESTMENT


1.01 Amount. Subject to the terms stated herein, the Investors shall purchase up to 4,000,000 shares of Common Stock of the Company ("Shares") for a price of $0.50 per Share (up to $2,000,000 in the aggregate) (the "Investment"). The Investors will fund the Company on an as-needed basis from the date hereof until June 30, 2000. Lloyds, as agent of the Investors, will advance funds to the Company as needed for cash flow purposes or expenses, which will be credited to the Investment. At any time the Company needs funds, Lloyds, as agent of the Investors has the option of providing or not providing funding on the terms of this Agreement.


1.02 Disbursal of Funds. Disbursal of the Investment shall occur as needed by the Company.


SECTION 2         USE OF PROCEEDS


                  The Company will use the proceeds of this Investment for working capital and general business expenses. At each requested funding, the Company will disclose the particular uses and Lloyds has the option of providing the funding in its discretion.


SECTION 3         REPRESENTATIONS AND WARRANTIES


                  The Company represents and warrants to Lloyds that all the representations and warranties heretofore made to Lloyds or any Investors are still in full force and effect.


SECTION 4         MISCELLANEOUS PROVISIONS


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4.01              Notices. All communication provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail addressed to the addresses appearing on the signature page of this Agreement, or at such other addresses as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this paragraph.


4.02 Default. Should either party hereto default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue therefrom, or in pursuing any remedy provided hereunder or by the statutes of any state.


4.03 Assignment. The Company may not assign this Agreement or any related documents in whole or in part without the prior written consent of Lloyds.


4.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.


4.05 Holidays. If any obligation or act required to be performed hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of Florida, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.


4.06 Computation of Time. The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.


4.07 Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.


4.08 No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.


4.09 Rights are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the


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                  exercise of any other power or right.


4.10 Waiver. None of the provisions hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.


4.11 Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.


4.12 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.


4.13 Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


4.14 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all Shareholders have become signatories hereto.


         IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement as of the day and year first above written.



LLOYDS BAHAMAS SECURITIES, LTD.             SELECT MEDIA COMMUNICATIONS, INC.



By: /S/ THOMAS KESSLER                       By: /S/ MITCH GUTKOWSKI
    -------------------------------------       --------------------------------
       Thomas Kessler, Managing Director            Mitch Gutkowski, President


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